Exhibit 10.1
EXECUTIVE PERFORMANCE RSU AWARD AGREEMENT
     This Executive Performance RSU Award Agreement (the “Agreement”) is hereby entered effective as of _____________________, (the “Effective Date”), by and between Fuel Tech, Inc. (the “Company” or “Fuel Tech” or “FTI”), and _________________ (the “Participant”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Fuel Tech, Inc. Incentive Plan, as amended (the “Plan”).
     1. Purpose. The purpose of this Agreement is, among other things, to align the Participant’s interests with the interests of the Company and its stockholders in the long-term growth of the Company and to reward the Participant for his continued employment and service to the Company in the future and his compliance with the Company’s policies (including, without limitation, the Company’s Code of Business Ethics and Conduct), to protect the Company’s interests in non-public, confidential and/or proprietary information, products, trade secrets, customer relationships, and other legitimate business interests. In view of these purposes, this Agreement, issued pursuant to Section 6.6 of the Plan, provides the Participant the opportunity to receive an executive performance RSU award in the manner and on the terms, conditions and amounts set forth in this Agreement (“Executive Performance RSU”).
2. Executive Performance RSU Award. For purposes of the Executive Performance RSU Award calculations set forth below in this Agreement, the Company’s Compensation and Nominating Committee (the “Committee”), in the exercise of its business judgment under the Plan, approved a total target number of executive performance RSUs made up of three target RSU amount components. The three components of the Executive Performance RSU Award (each of them an Award under the Plan) are: Look-Back RSUs, Revenue Growth RSUs, and TSR Performance RSUs (as each of those terms are defined below).
     3. Look-Back RSUs. For purposes of this Agreement, the Committee approved a Target Look-Back RSU Amount of _____________ RSUs. No later than ninety (90) days after the end of the Performance Period, the Committee, in its sole discretion, shall award the Participant a number of RSUs of between zero and the Target Look-Back RSU Amount (“Look-Back RSUs”), on the Determination Date (as defined below).
     (a) Performance Assessment. The Committee, in its business judgment, may approve the Company awarding none, some or all of the Target Look-Back RSU Amount to the Participant based on the Committee’s subjective, qualitative assessment of the Participant’s overall performance during the Performance Period. The determination and approval by the Committee of what portion, if any, of the Target Look-Back RSU Amount shall be awarded to the Participant may include a variety of factors considered by the Committee in its sole discretion, including one or more of the equity award determination factors listed in Exhibit A to this Agreement.
     (b) Determination Date. All Look-Back RSU Awards will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 3(d) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.

     (c) Employment Termination. If the Participant’s status as a Participant under this Agreement (e.g., termination of employment with the Company) terminates for any reason before the Determination Date, other than death or becoming Totally Disabled, no Look-Back RSUs will be awarded to the Participant, except as provided in Section 3(e) below. If the Participant’s status as a Participant under this Agreement terminates before the Determination Date due to death or becoming Totally Disabled, the Committee shall determine, in its sole discretion, whether to award none, some or all of the Target Look-Back RSUs to the Participant. If the Participant’s status as a Participant under this Agreement terminates on or after the Determination Date, but before the Look-Back RSUs have fully vested under Section 3(d) or (e) below:
     (i) If the Participant’s employment is terminated by the Company for Cause (as defined below), the Participant will forfeit all Look-Back RSUs, including any Look-Back RSUs that have vested under Section 3(d);
     (ii) If the Participant terminates employment due to death or becoming Totally Disabled, the Participant will vest in any Look-Back RSUs that have not vested under Section 3(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the full number of Look-Back RSUs that were awarded to the Participant, regardless of whether or not the Participant had elected to defer under Section 3(f) below;
     (iii) If the Participant’s employment is terminated other than (A) due to death or becoming Totally Disabled, or (B) by the Company for Cause, the Participant will forfeit any Look-Back RSUs that have not vested under Section 3(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the number of Look-Back RSUs that already have vested, regardless of whether or not the Participant had elected to defer under Section 3(f) below.
     (d) Installment Vesting. Any Look-Back RSUs awarded on the Determination Date shall vest in three installments, as follows: (i) one-third of the total Look-Back RSUs awarded shall vest thirteen (13) months after the Determination Date, (ii) one-third shall vest on the second anniversary of the Determination Date, and (iii) the remaining one-third shall vest on the third anniversary of the Determination Date, in each case, provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.
     (e) Change in Control. In the event of a Change of Control before the Determination Date for Look-Back RSUs, the Committee shall determine, in its sole discretion, whether to award none, some or all the Target Look-Back RSUs to the Participant under this Agreement and whether to accelerate the vesting of those Look-Back RSUs it so awards. In the event of a Change of Control on or after the Determination Date for Look-Back RSUs, but before the Look-Back RSUs awarded to the Participant, if any, have fully vested under Sections 3(c) or (d), if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control, the Look-Back RSUs awarded to the Participant will fully vest on a date before the effective date of the Change in Control, determined by the Committee or Board, as applicable, unless (i) the Company is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Look-Back RSUs have been made, or (ii) the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan and this Agreement or replaces the Participant’s outstanding Look-Back RSUs with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Look-Back RSUs immediately prior to the Change in Control; provided, that, if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control and the Participant’s Look-Back RSUs do not become fully vested upon the Change of Control because of the foregoing provisions of this paragraph (e), the Participant’s Look-Back RSUs nonetheless will become fully vested if, within two years after the effective date of the Change of Control, the Company or its successor terminates the Participant’s employment other than for Cause or the Participant terminates his employment for Good Reason (as defined below). If the Participant terminates employment following a Change in Control due to death or becoming Totally Disabled, the Participant will vest in any Look-Back RSUs that have not previously vested. On a date determined by the Committee or Board, as applicable, within thirty (30) days of the Change of Control, the Company will distribute Shares to the Participant equal to the number of any Look-Back RSUs that are or have become vested, regardless of whether or not the Participant had elected to defer under Section 3(f) below.
     (f) Deferral of Share Distribution. The Participant may elect to defer the receipt of Shares beyond the vesting date of the underlying Look-Back RSUs in Section 3(d) above, by written election on the Company’s then-current Deferral Election Form, filed no earlier than the Determination Date and no later than thirty (30) days after the Determination Date for the Look-Back RSUs. Any deferral period must be expressed as a number of whole years, not less than five (5) or more than ten (10), beginning on the Determination Date. Any such deferral election shall apply to the receipt of all Shares underlying the Look-Back RSUs under this Agreement; for example, a deferral period of seven (7) years would result in the Participant receiving all Shares underlying the vested Look-Back RSUs seven (7) years from the Determination Date regardless of the fact that the Look-Back RSUs under this Agreement may have vested at differing times. If a Participant elects a deferral period but thereafter the Participant’s status as a Participant terminates after the Look-Back RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, distribution of the Participant’s Shares underlying the Look-Back RSUs will occur within thirty (30) days after the date the Participant’s status as such terminates. If a Participant elects a deferral period but thereafter a Change in Control occurs after the Look-Back RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, distribution of the Participant’s Shares underlying the Look-Back RSUs will occur on a date to be determined by the Committee or the Board, as applicable, immediately prior to the effective time of the Change in Control.

     4. Revenue Growth RSUs. For purposes of this Agreement, the Committee approved a Target Revenue Growth RSU Amount of _____________ RSUs. After the completion of the Performance Period the Committee shall award the Participant a number of RSUs of between zero and up to 150% of the Target Revenue Growth RSU Amount (“Revenue Growth RSUs”), on the Determination Date.
     (a) Revenue Growth Measurement. During the Performance Period, the Company’s Revenue Growth will be measured against the Revenue Growth of the Peer Group Companies. As soon as practicable after the Peer Group Companies have reported their Revenue Growth for the Performance Period, the Committee shall compare the Company’s Revenue Growth for the Performance Period with that of the Peer Group Companies. The Peer Group Companies will be ranked by Revenue Growth and then divided into four quartiles. The Committee will evaluate the Company’s Revenue Growth performance in light of those rankings and shall approve the issuance to the Participant a number of Revenue Growth RSUs determined as follows:
     (i) if the Company’s Revenue Growth performance places it in the fourth (lowest) quartile of the Peer Group Companies, no RSUs will be awarded;
     (ii) if the Company’s Revenue Growth performance places it in the third quartile of the Peer Group Companies, then a number of RSUs equal to 50% of the Target Revenue Growth RSU Amount will be awarded;
     (iii) if the Company’s Revenue Growth performance places it in the second quartile of the Peer Group Companies, then a number of RSUs equal to 100% of the Target Revenue Growth RSU Amount will be awarded; and
     (iv) if the Company’s Revenue Growth performance places it in the first (highest) quartile of the Peer Group Companies, then a number of RSUs equal to 150% of the Target Revenue Growth RSU Amount will be awarded.
     (b) Determination Date. Any Revenue Growth RSU awards made as a result of the Company’s Revenue Growth performance will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 4(d) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.
     (c) Employment Termination. If the Participant’s status as a Participant under this Agreement terminates for any reason before the Determination Date, other than the Participant’s (i) termination by the Company without Cause, (ii) death, or (iii) becoming Totally Disabled, no Revenue Growth RSUs will be awarded to the Participant, except as provided in Section 4(e) below. If, before the Determination Date, the Participant’s status as a Participant under this Agreement is terminated by the Company without Cause, or due to death or becoming Totally Disabled, the Participant will be awarded a number of vested Revenue Growth RSUs, determined as follows: (A) the Company shall determine the number of Revenue Growth RSUs that would have been awarded to the Participant as a percentage of the Target Revenue Growth RSU Amount, based on the Company’s Revenue Growth as of his employment termination measured against the Revenue

Growth of the Peer Group Companies on that date, according to the metrics of Section 4(a) above, then (B) the Company shall multiply that number by a fraction, the numerator of which is the number of months of employment during the Performance Period the Participant had completed as of the date of his employment termination and the denominator of which is thirty-six (36). If the Participant’s status as a Participant under this Agreement terminates on or after the Determination Date, but before the Revenue Growth RSUs have fully vested under Section 4(d) or (e) below:
     (i) If the Participant’s employment is terminated by the Company for Cause, the Participant will forfeit all Revenue Growth RSUs, including any Revenue Growth RSUs that have vested under Section 4(d);
     (ii) If the Participant terminates employment due to death or becoming Totally Disabled, the Participant will vest in any Revenue Growth RSUs that have not vested under Section 4(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the full number of Revenue Growth RSUs that were awarded to the Participant, regardless of whether or not the Participant had elected to defer under Section 4(f) below;
     (iii) If the Participant’s employment is terminated other than (A) due to death or becoming Totally Disabled, or (B) by the Company for Cause, the Participant will forfeit any Revenue Growth RSUs that have not vested under Section 4(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the number of Revenue Growth RSUs that already have vested, regardless of whether or not the Participant had elected to defer under Section 4(f) below.
     (d) Installment Vesting. Any Revenue Growth RSUs awarded on the Determination Date shall vest in two installments, as follows: (i) two-thirds of the total Revenue Growth RSUs awarded shall immediately vest on the Determination Date, and (ii) the remaining one-third shall vest on the first anniversary of the Determination Date, in each case provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.
     (e) Change in Control. In the event of a Change of Control before the Determination Date for Revenue Growth RSUs, the Committee shall determine, in its sole discretion, whether to award none, some or all of the Target Revenue Growth RSU Amount to the Participant under this Agreement and whether to accelerate the vesting of those Revenue Growth RSUs it so awards; provided that, in no event shall the Participant be awarded a number of vested Revenue Growth RSUs that is less than the number determined as follows: (A) the Company shall determine the number of Revenue Growth RSUs that would have been awarded to the Participant as a percentage of the Target Revenue Growth RSU Amount, based on the Company’s Revenue Growth as of the date of the Change in Control measured against the Revenue Growth of the Peer Group Companies on that date, according to the metrics of Section 4(a) above, then (B) the Company shall multiply that number by a fraction, the numerator of which is the number of months of employment during the Performance Period the Participant had completed as of the date of the Change in Control and the denominator of which is thirty-six (36). In the event of a Change of Control on or after the Determination Date, but before the Revenue Growth RSUs awarded to the Participant, if any, have fully vested under Sections 4(c) or (d), if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control, the Revenue Growth RSUs awarded to the Participant will fully vest on a date before the effective date of the Change in Control, determined by the Committee or Board, as applicable, unless (i) the Company is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Revenue Growth RSUs have been made, or (ii) the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan and this Agreement or replaces the Participant’s outstanding Revenue Growth RSUs with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Revenue Growth RSUs immediately prior to the Change in Control; provided, that, if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control and the Participant’s Revenue Growth RSUs do not become fully vested upon the Change of Control because of the foregoing provisions of this paragraph (e), the Participant’s Revenue Growth RSUs nonetheless will become fully vested if, within two years after the effective date of the Change of Control, the Company or its successor terminates the Participant’s employment other than for Cause or the Participant terminates his employment for Good Reason (as defined below). If the Participant terminates employment following a Change in Control due to death or becoming Totally Disabled, the Participant will vest in any Revenue Growth RSUs that have not previously vested.
     (f) Deferral of Share Distribution. The Participant may elect to defer the receipt of Shares beyond the vesting date of the underlying Revenue Growth RSUs in Section 4(d) above, by written election on the Company’s then-current Deferral Election Form, filed no earlier than the Determination Date and no later than thirty (30) days after the Determination Date for the Revenue Growth RSUs. Any deferral period must be expressed as a number of whole years, not less than five (5) or more than ten (10), beginning on the Determination Date. Any such deferral election shall apply to the receipt of all Shares underlying the Revenue Growth RSUs under this Agreement; for example, a deferral period of seven (7) years would result in the Participant receiving all Shares underlying the vested Revenue Growth RSUs seven (7) years from the Determination Date regardless of the fact that the Revenue Growth RSUs under this Agreement may have vested at differing times. If a Participant elects a deferral period but thereafter the Participant’s status as a Participant terminates after the Revenue Growth RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, distribution of the Participant’s Shares underlying the Revenue Growth RSUs will occur within thirty (30) days after the date the Participant’s status as such terminates. If a Participant elects a deferral period but thereafter a Change in Control occurs after the Revenue Growth RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, distribution of the Participant’s Shares underlying the Revenue Growth RSUs will occur on a date to be determined by the Committee or the Board, as applicable, immediately prior to the effective time of the Change in Control.
     5. TSR Performance RSUs. For purposes of this Agreement, the Committee approved a Target TSR Performance RSU Amount of _____________ RSUs. After the completion of the Performance Period the Committee shall award the Participant a number of RSUs of between zero and up to 150% of the Target TSR Performance RSU Amount (“TSR Performance RSUs”), on the Determination Date (as defined below).
     (a) TSR Performance Measurement. During the Performance Period, the Company’s TSR performance will be measured against the TSR performance of the Peer Group Companies. As soon as practicable after the Peer Group Companies have reported their TSR performance for the Performance Period, the Committee shall compare the Company’s TSR performance for the Performance Period with that of the Peer Group Companies. The Peer Group Companies will be ranked by TSR performance, and then divided into four quartiles. The Committee will evaluate the Company’s TSR performance in light of those rankings and shall approve the issuance to the Participant a number of TSR performance RSUs determined as follows:
     (i) if the Company’s TSR performance places it in the fourth (lowest) quartile of the Peer Group Companies, no RSUs will be awarded;
     (ii) if the Company’s TSR performance places it in the third quartile of the Peer Group Companies, then a number of RSUs equal to 50% of the Target TSR Performance RSU Amount will be awarded;
     (iii) if the Company’s TSR performance places it in the second quartile of the Peer Group Companies, then a number of RSUs equal to 100% of the Target TSR Performance RSU Amount will be awarded; and
     (iv) if the Company’s TSR performance places it in the first (highest) quartile of the Peer Group Companies, then a number of RSUs equal to 150% of the Target TSR Performance RSU Amount will be awarded.
     (b) Determination Date. Any TSR Performance RSU awards made as a result of the Company’s TSR performance will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 5(d) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.
     (c) Employment Termination. If the Participant’s status as a Participant under this Agreement terminates for any reason before the Determination Date, other than the Participant’s (i) termination by the Company without Cause, (ii) death, or (iii) becoming Totally Disabled, no TSR Performance RSUs will be awarded to the Participant, except as provided in Section 5(e) below. If, before the Determination Date, the Participant’s status as a Participant under this Agreement is terminated by the Company without Cause, or due to death or becoming Totally Disabled, the Participant will be awarded a number of vested TSR Performance RSUs, determined as follows: (A) the Company shall determine the number of RSUs that would have been awarded to the Participant as a percentage of the Target TSR Performance RSU Amount, based on the Company’s TSR Performance as of his employment termination measured against the TSR Performance of the Peer Group Companies on that date, according to the metrics of Section 5(a) above, then (B) the Company shall multiply that number by a fraction, the numerator of which is the number of months of employment during the Performance Period the Participant had completed as of the date of his employment termination and the denominator of which is thirty-six (36). If the Participant’s status as a Participant under this Agreement terminates on or after the Determination Date, but before the TSR Performance RSUs have fully vested under Section 5(d) or (e) below:
     (i) If the Participant’s employment is terminated by the Company for Cause, the Participant will forfeit all TSR Performance RSUs, including any TSR Performance RSUs that have vested under Section 5(d);
     (ii) If the Participant terminates employment due to death or becoming Totally Disabled, the Participant will vest in any TSR Performance RSUs that have not vested under Section 5(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the full number of TSR Performance RSUs that were awarded to the Participant, regardless of whether or not the Participant had elected to defer under Section 5(f) below;
     (iii) If the Participant’s employment is terminated other than (A) due to death or becoming Totally Disabled, or (B) by the Company for Cause, the Participant will forfeit any TSR Performance RSUs that have not vested under Section 5(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the number of TSR Performance RSUs that already have vested, regardless of whether or not the Participant had elected to defer under Section 5(f) below.
     (d) Installment Vesting. Any TSR Performance RSUs awarded on the Determination Date shall vest in two installments, as follows: (i) two-thirds of the total TSR Performance RSUs awarded shall immediately vest on the Determination Date, and (ii) the remaining one-third shall vest on the first anniversary of the Determination Date, in each case, provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.
     (e) Change in Control. In the event of a Change of Control before the Determination Date for TSR Performance RSUs, the Committee shall determine, in its sole discretion, whether to award none, some or all of the Target TSR Performance RSU Amount to the Participant under this Agreement, and whether to accelerate the vesting of those TSR Performance RSUs it so awards; provided that, in no event shall the Participant be awarded a number of vested TSR Performance RSUs that is less than the number determined as follows: (A) the Company shall determine the number of TSR Performance RSUs that would have been awarded to the Participant as a percentage of the Target TSR Performance RSU Amount, based on the Company’s TSR Performance as of the date of the Change in Control measured against the TSR Performance of the Peer Group Companies on that date, according to the metrics of Section 5(a) above, then (B) the Company shall multiply that number by a fraction, the numerator of which is the number of months of employment during the Performance Period the Participant had completed as of the date of the Change in Control and the denominator of which is thirty-six (36). In the event of a Change of Control on or after the Determination Date, but before the TSR Performance RSUs awarded to the Participant, if any, have fully vested under Sections 5(c) or (d), if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control, the TSR Performance RSUs awarded to the Participant will fully vest on a date before the effective date of the Change in Control, determined by the Committee or Board, as applicable, unless (i) the Company is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding TSR Performance RSUs have been made, or (ii) the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan and this Agreement or replaces the Participant’s outstanding TSR Performance RSUs with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s TSR Performance RSUs immediately prior to the Change in Control; provided, that, if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control and the Participant’s TSR Performance RSUs do not become fully vested upon the Change of Control because of the foregoing provisions of this paragraph (e), the Participant’s TSR Performance RSUs nonetheless will become fully vested if, within two years after the effective date of the Change of Control, the Company or its successor terminates the Participant’s employment other than for Cause or the Participant terminates his employment for Good Reason. If the Participant terminates employment following a Change in Control due to death or becoming Totally Disabled, the Participant will vest in any TSR Performance RSUs that have not previously vested.
     (f) Deferral of Share Distribution. The Participant may elect to defer the receipt of Shares beyond the vesting date of the underlying TSR Performance RSUs in Section 5(d) above, by written election on the Company’s then-current Deferral Election Form, filed no earlier than the Determination Date and no later than thirty (30) days after the Determination Date for the TSR Performance RSUs. Any deferral period must be expressed as a number of whole years, not less than five (5) or more than ten (10), beginning on the Determination Date. Any such deferral election shall apply to the receipt of all Shares underlying the TSR Performance RSUs under this Agreement; for example, a deferral period of seven (7) years would result in the Participant receiving all Shares underlying the vested TSR Performance RSUs seven (7) years from the Determination Date regardless of the fact that the TSR Performance RSUs under this Agreement may have vested at differing times. If a Participant elects a deferral period but thereafter the Participant’s status as a Participant terminates after the TSR Performance RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, distribution of the Participant’s Shares underlying the TSR Performance RSUs will occur within thirty (30) days after the date the Participant’s status as such terminates. If a Participant elects a deferral period but thereafter a Change in Control occurs after the TSR Performance RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, distribution of the Participant’s Shares underlying the TSR Performance RSUs will occur on a date to be determined by the Committee or the Board, as applicable, immediately prior to the effective time of the Change in Control.
     6. Distribution of Shares. As soon as practicable after the Participant’s Distribution Date, the Company may either (i) issue to the Participant or the Participant’s personal representative a Share certificate, (ii) deposit Shares with an online broker or other service provider contracted by the Company for such purpose, or (iii) handle such Shares according to the terms of a Change in Control, subject to Sections 7 and 10 below, but each such issuance subject to compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance, and with the requirements hereof and of the Plan. Until Shares have been issued to the Participant under this Section, the Participant shall not have any rights as a holder of the Shares underlying any component of this Executive Performance RSU Award including but not limited to voting rights or dividends, if and when the Company declares same.
     7. Adjustment of Executive Performance RSU Award. In the event that the Company or one or more of the Peer Group Companies is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws the Committee, in good faith and subject to its sole discretion, may reduce or increase the number of RSUs awarded to the Participant under this Agreement to reflect the number of RSUs that would have been awarded to the Participant under the accounting restatement. At all times and regardless of the date of adoption any RSU target amounts established, RSUs awarded and Shares distributed under this Agreement shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law or to comport with good corporate governances practices as determined by the Committee in its sole discretion, as such policy may be amended from time to time. The Company’s remedies and rights under this Section 7 shall be in addition to any other remedies or rights that the Company shall have, and any penalties or restrictions that may apply, under state or federal law, or any employment or other agreement.
     8. Changes in Capital or Corporate Structure. In the event of any change in the outstanding shares of common stock of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction the Committee or Board, as applicable, shall proportionately adjust, in a manner deemed equitable by the Committee or Board, as applicable, in its sole discretion, the number of RSUs held by the Participant under this Agreement, in accordance with the Plan.
     9. Nontransferability. A Participant’s rights under this Agreement, RSUs awarded under this Agreement and any rights and privileges pertaining to either of them, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
     10. Non-Competition and Non-Solicitation Restrictive Covenants. In order to protect the Confidential Information (as defined below), customer relationships, and other legitimate business interests of the Company, during the Participant’s status as such under this Agreement and for twelve (12) months following the termination of his or her status as a Participant under this Agreement (e.g., termination of employment with the Company) the Participant will not, directly or indirectly, as an employee, agent, member, director, partner, consultant or contractor or in any other individual or representative capacity: (a) solicit any Protected Individual (as defined below) for other employment or engagement, induce or attempt to induce any Protected Individual to terminate his or her employment, hire or engage any Protected Individual, or otherwise interfere or attempt to interfere in any way in the relationship between the Company and such Protected Individual; or (b) solicit or provide competitive products or services to any Customer (as defined below) or Prospective Customer (as defined below) or otherwise interfere or attempt to interfere in any way in the relationship between the Company and any Customer or Prospective Customer. Because the Company’s business is global in scope, the Participant understands and agrees that these restrictions apply worldwide.
     The Participant agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 10, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise the Participant shall forfeit, upon written notice to such effect from the Company: (i) any rights to receive an Executive Performance RSU Award under this Agreement, (ii) any and all RSUs awarded to him or her under the Plan and this Agreement, including vested RSUs or Shares; (iii) any Shares acquired under this Award, and (iv) any profit the Participant has realized on the vesting or sale of any Shares acquired under this Award, which the Participant may be required to repay to the Company). The forfeiture provisions of this Section 10 shall continue to apply, in accordance with their terms, after the provisions of any employment or other agreement between the Company and the Participant have lapsed. The Participant consents and agrees that if the Participant violates or threatens to violate any provisions of this Section 10, the Company or its successors in interest shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction restraining the Participant from committing or continuing any violation of this Section 10. In the event that the Participant is found to have breached any provision set forth in this Section 10 or elsewhere in this Agreement, the time period provided for in that provision shall be deemed tolled (i.e., it will not begin to run) for so long as the Participant was in violation of that provision.
     11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
     12. Tax Consequences and Withholding. Nothing contained herein shall be construed as a promise, guarantee, or other representation by the Company of any particular tax effect nor shall the Company be liable for any taxes, penalties, or other amounts incurred by the Participant. The Company may withhold from any Shares that it is required to deliver under this Agreement the number of Shares sufficient to satisfy applicable withholding requirements under any applicable federal, state, local or foreign law, rule or regulation if any. The Participant acknowledges that he/she has had sufficient opportunity to review with his/her own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Agreement. The Participant acknowledges he/she must rely solely on such advisors and not on any statement or representations of the Company or any of its agents. The Participant understands that he/she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Agreement.
     13. No Limitation on the Company’s Rights. The awarding of RSUs shall not in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. The terms and provisions of this Agreement that provide for the Participant to forfeit Executive Performance RSUs in the event of a termination for Cause, shall be in addition to any other remedies or rights that the Company shall have, and any penalties or restrictions that may apply, under state or federal law, or any employment or other agreement.
     14. Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or service, and no terms of the Participant’s employment or service will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement will be construed as conferring any legal rights to the Participant to continue in the employment or service with the Company or any subsidiary or affiliate thereof.
     15. Entire Agreement and Amendment. This Agreement is the entire Agreement between the parties to it, and all prior oral and written representations are merged in this Agreement. This Agreement may be amended, modified or terminated only by written agreement between the Participant and the Company, provided, that the Company may amend this Agreement without further action by the Participant if such amendment is deemed by the Company to be advisable or necessary to comply with Code Section 409A. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof. Each party has cooperated in the preparation of this Agreement. As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.
     16. Notices. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (i) overnight carrier, (ii) facsimile, (iii) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (iv) such other method of delivery that provides a written confirmation of delivery. Notice to the Company shall be directed to:
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, Illinois 60555
Attention: Equity Administration Department, Attn: Assistant Controller
The Company may change the person and/or address to which the Participant must give notice under this Section 16 by giving the Participant written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Participant will be directed to the Participant, or to the Participant’s executors, personal representatives or distributees, if the Participant is deceased, or the assignees of the Participant, at the Participant’s most recent home address on the records of the Company.

     17. Compliance with Laws. No certificate for Shares distributable pursuant to the Plan or this Agreement shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which Shares may, at the time, be listed, and the provisions of any foreign securities laws or the rules of foreign securities exchanges, where applicable.
     18. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of the Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     19. Incorporation of the Plan. The Plan, as it exists on the date of the Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Executive Performance RSU Award and the Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.
     20. Governing Law. The laws of the State of New York shall govern the validity, interpretation, construction, and performance of this Agreement, without regard to the conflict of laws principles thereof. Any dispute concerning the interpretation or effect of this Agreement or of the Plan or the rights of the Participant under the Agreement (other than the Company’s right to seek an injunction under Section 10 above) shall be resolved according to the arbitration rules under Section 14.5 of the Plan.
     21. Code Section 409A. It is intended that this Agreement and the Plan be designed and operated within the requirements of Code Section 409A (including any applicable exemptions) and, in the event of any inconsistency between any provision of the Plan or this Agreement and Section 409A, the provisions of Section 409A shall control. Any provision in the Plan or Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. Any provision that is required by Section 409A to appear in the Plan or Agreement that is not expressly set forth therein shall be deemed to be set forth therein, and the Plan shall be administered in all respects as if such provision was expressly set forth herein. Any reference in the Plan or Agreement to Section 409A or a Treasury Regulation Section shall be deemed to include any similar or successor provisions thereto.
     (a) The Executive Performance RSU Award including each component RSU Award part thereof is intended to be exempt from Code Section 409A under the short-term deferral exception set forth in Code Section or, in the alternative, to comply with the requirements of Section 409A.
     (b) Notwithstanding anything in the Plan or Agreement to the contrary, if the Participant should become subject to the 6-month delay rule of Treasury Regulation Section 1.409A-1(c)(3)(v), then to the extent that the Executive Performance RSU award, in whole or in part, is subject to Section 409A and the Participant is a Specified Employee (as defined below) as of the date of Separation from Service (as defined below), distributions with respect to any RSUs that have been deferred may not be made before the date that is six (6) months after the date of Separation from Service or, if earlier, the date of the Participant’s death.
     22. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.
     23. Definitions. Where used in this Agreement, the following capitalized terms shall have the following meanings:
     (a) “Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company. In addition, if there is no employment, consulting, or other written agreement between the Company and the Participant or if such agreement does not define “Cause” to the extent provided for below then for purposes of this Agreement, “Cause” both thereunder and under this Agreement shall mean, as determined by the Committee in its sole judgment, conviction of the Participant under, or a plea of guilty by the Participant to any state or federal felony charge (or the equivalent thereof outside of the United States); any instance of fraud, embezzlement, self-dealing, insider trading or similar malfeasance with respect to the Company or its affiliates regardless of amount; substance or alcohol abuse; or other conduct for which dismissal has been identified in the Company’s Code of Business Ethics and Conduct or the applicable Employee Handbook of the Company or its affiliates, or any successor manual, as a potential disciplinary measure.
     In addition, the Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.
     (b) “Confidential Information” means any information (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is disclosed to, developed, or learned by the Participant during his/her status as a Participant, that relates to the business, services, techniques, know-how, processes, methods, formulations, investments, finances, operations, plans, research or development of the Company, and that is not generally known outside of the Company. Confidential Information includes, but is not limited to: the identity and information concerning the needs and preferences of current, former, and prospective customers; performance, compensation, and other personnel data concerning employees of the Company; business plans and strategies; plans for recruiting and hiring new personnel; trade secrets; and pricing strategies and policies. Confidential Information does not include the general skills, knowledge, and experience gained during the Participant’s status as a Participant and common to others in the industry or information that is or becomes publicly available without any breach by the Participant of this Agreement. the Participant agrees that at all times both during this Agreement and after his/her status as a Participant under this Agreement terminates, the Participant will not, without the Company’s express written permission, use Confidential Information for the Participant’s own benefit or the benefit of any other person or entity or disclose Confidential Information to any person other than (i) in the case of disclosures made while the Participant maintained his/her status as such hereunder, to persons to whom disclosure is required in connection with the performance of the Participant’s duties for the Company or (ii) any disclosure requested by a court or regulatory authority with jurisdiction over the subject matter, in which event the Participant agrees promptly to notify the Company in advance of and cooperate with the Company in any efforts to suppress or limit such disclosure.
     (c) “Customer” means any Person (as defined below) who or which is or was a customer of the Company and with whom the Participant had business contact during his or her tenure as a Participant hereunder or about whom the Participant received Confidential Information; provided that a former customer will only be considered a “Customer” for twelve (12) months after the last date on which the Company provided products or services (including, without limitation, marketing services, as determined by the Company in its sole discretion) to such Person.
     (d) “Determination Date” means the actual date on which the Company awards RSUs to the Participant under this Agreement after completion of the applicable Performance Period.
     (e) “Distribution Date” means the date on which the Shares represented by vested RSUs shall be deemed to be distributed to the Participant, which is the date on which a RSU vests; provided that, the Distribution Date for a Participant who elects to defer the distribution of his or her Shares beyond the date on which the applicable RSU vests will be the earliest of (i) the date the Participant’s status as a Participant under this Agreement terminates, or (ii) the end of the deferral period specified by the Participant. Additionally, if the Participant elects to defer the distribution of his Shares beyond the date on which the applicable RSUs vests, but a Change in Control occurs after the applicable RSUs vest, but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 7 and 10, the Participant’s Distribution Date will occur on a date to be determined by the Committee or Board, as applicable, immediately prior to the effective time of the Change in Control.
     (f) “Good Reason” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company and, if there is no employment, consulting, or other written agreement between the Company and the Participant or if such agreement does not define “Good Reason” then for purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, without the Participant’s prior written consent:
     (i) Any material diminution in the Participant’s assigned duties, responsibilities and/or authority;
     (ii) Any material reduction in the Participant’s base compensation;
     (iii) The Company requires the Participant to be based at a location that is more than thirty-five (35) miles further from the Participant’s residence than the location of the Participant’s principal job location or office immediately prior to the Change in Control (except for required travel on Company’s business to an extent substantially consistent with the Participant’s then present business travel obligations); or
     (iv) Any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services to the Company.
     Notwithstanding the foregoing, Good Reason shall not exist unless the Participant gives the Company written notice thereof within sixty (60) days after its occurrence and the Company shall not have remedied the action or omission within thirty (30) days after such written notice.
     (g) “Peer Group Companies” means, as of the first day of the Performance Period, the following companies:

A123 Systems	FuelCell Energy
Active Power	Met-Pro
American Superconductor	Peerless Manufacturing
Amerigon	Plug Power
Ballard Power Systems	Power Integrations
Capstone Turbine	Quantum Fuel Systems
Clean Energy Fuels	RenTech
Energy Conversion Devices	Syntroleum
Evergreen Solar	Fuel Systems Solutions
     During the Performance Period, the Committee shall review the companies in the Peer Group Companies and the Committee may remove any company from the category of Peer Group Companies if the Committee determines, in good faith and subject to its sole discretion, that such company should no longer be part of the Peer Group Companies due to merger, acquisition, disposition, change in ownership, growth, contraction, or any other event or circumstance affecting the Company or one of the Peer Group Companies, which the Committee determines, in good faith and subject to its sole discretion, is appropriate.
     (h) “Performance Period” means, for the Look-Back RSUs, the            calendar year, and for the Revenue Growth RSUs and the TSR Performance RSUs, the two-year period commencing                 and ending                .
     (i) “Person” means an individual or any type of business entity.
     (j) “Prospective Customer” means any Person, other than a Customer, toward whom or which the Company directed specific and material business development efforts, such as, but not limited to, a detailed proposal or bid, and with whom the Participant had business contact during his or her tenure as a Participant hereunder or about whom the Participant received Confidential Information; provided that such Person will only be considered a “Prospective Customer” for twelve (12) months after the last date on which such efforts were undertaken by the Company.

     (k) “Protected Individual” means an individual who is or was an employee, consultant or advisor of the Company and with whom the Participant had business contact at any time during the Participant’s employment or other retention by the Company or about whom the Participant received Confidential Information ; provided that such a former employee, consultant or advisor will only be considered a “Protected Individual” for six (6) months after the last date he or she was employed by or provided services to the Company.
     (l) “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant under this Agreement, which is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Agreement, and (iii) payable only in Shares.
     (m) “Revenue Growth” means, with respect to the Company and each of the Peer Group Companies, the Revenue Growth reported on Form 10-K for the Company and each of the Peer Group Companies, respectively, coinciding with the Performance Period.
     (n) “Separation from Service” shall have the meaning given in Code Section 409A, and references to termination of employment shall be deemed to refer to a Separation from Service. In accordance with Treasury Regulation §1.409A-1(h)(1)(ii) (or any similar or successor provisions), a Separation from Service shall be deemed to occur, without limitation, if the Company and the Participant reasonably anticipate that the level of bona fide services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services provided in the immediately preceding thirty-six (36) months. All references in this Agreement to “termination of employment” or “employment termination” or “termination of status as a Participant under this Agreement” shall be deemed to refer to a Separation from Service.
     (o) “Specified Employee” has the meaning given to that term in Code Section 409A and Treasury Regulation §1.409A-1(i) (or any similar or successor provisions).
     (p) “Total Shareholder Return” or “TSR” means, with respect to the Company and each of the Peer Group Companies, the reporting company’s total return to stockholders per share of stock as reported on Form 10-K for the Company and each of the Peer Group Companies, respectively, coinciding with the Performance Period.
     In Witness Whereof, the parties have executed this Agreement effective as of the Effective Date.

Fuel Tech, Inc.

By:
Participant	Its:

Exhibit A
to
Executive Performance RSU Award Agreement
Equity Award Factors
     The determination and approval of proposed equity awards by the Company’s Compensation and Nominating Committee are based on a variety of factors that may include:
•	historical equity awards, by employee, by year;

•	intrinsic values for each equity award, or, when applicable, the fair value of each equity award using the Black-Scholes option pricing model;

•	the number of equity award units available for issuance under the Plan;

•	supervisor recommendations for employee equity awards;

•	the estimate of expected intrinsic value (e.g., equity award compensation expense) of the aggregate equity award;

•	Fuel Tech’s financial performance in light of market conditions and operational considerations, which may be quantitative, qualitative or both;

•	achievement of individual or company operational objectives;

•	exceptional and innovative individual performance;

•	individual contribution to a strategic goal;

•	teamwork;

•	leadership accomplishments; and

•	employee job level

EXECUTIVE PERFORMANCE RSU DEFERRAL ELECTION FORM
This Executive Performance RSU Deferral Election Form (“Deferral Election Form”) is entered into by and between Fuel Tech, Inc. (the “Company”) and _________________ ( “the Participant” or “you”), who became eligible to receive an award of Look-Back RSUs, Revenue Growth RSUs and/or TSR Performance RSUs under the Fuel Tech, Inc. Incentive Plan, as amended (the “Plan”) and a ______ Executive Performance RSU Award Agreement (the “Agreement”), which Agreement was legally effective _____________, ______. The provisions of the Plan and the Agreement are incorporated herein by reference in their entirety and supersede any conflicting provisions contained in this Deferral Election Form. Neither this Deferral Election Form nor the Plan or the Agreement shall be construed as giving the Participant any right to continue to be employed by or perform services for the Company or any subsidiary or affiliate thereof.
1. Deferral of RSUs
You may file a separate deferral election with respect to each form of RSUs you may be awarded under the Agreement; that is, a deferral election for any Look-Back RSUs, a deferral election for any Revenue Growth RSUs, and/or a deferral election for any TSR Performance RSUs.
Any deferral period must be expressed as a number of whole years, not less than five (5) or more than ten (10), beginning on the Determination Date.
Deferral election must be made no earlier than the Determination Date for the form of RSUs involved and no later than thirty (30) days after the Determination Date applicable to the form a RSUs you are electing to defer.
Any such deferral must apply to receipt of all Shares underlying that form of RSU award; for example, if you were to elect a deferral period of seven (7) years for any Revenue Growth RSUs, this would result in you receiving Shares underlying the entire Revenue Growth RSUs award seven (7) years from the Determination Date regardless of the fact that the Revenue Growth RSUs may have vested at differing times.
If no deferral period is specified on the Deferral Election Form or if the Company does not receive from you, a signed and dated Deferral Election Form within the required election period applicable to any form of RSUs, Shares underlying those RSUs will be issued as described in the Agreement as soon as practicable upon vesting of the RSUs.
☐	No deferral. I wish to receive Shares upon vesting of each installment of RSUs.

☐	I wish to defer receipt of all Shares underlying any Look-Back RSUs until ____ years (minimum of 5) after the Determination Date.

☐	I wish to defer receipt of all Shares underlying any Revenue Growth RSUs until ____ years (minimum of 5) after the Determination Date.

☐	I wish to defer receipt of all Shares underlying any TSR Performance RSUs until ____ years (minimum of 5) after the Determination Date.
2. Deferral Election Effective Date, Revision of Election During Election Period
This Deferral Election Form must be received by the Company no later than thirty (30) days after the Determination Date applicable to the form a RSUs you are electing to defer and will become irrevocable on such date. You may revise this Deferral Election with respect to the deferral period no later than this due date, by contacting the Company’s Equity Administration Department, Attn: Assistant Controller in writing in accordance with the Notice provision set forth in Section 16 of the Agreement.
Date: _____________________, 201__

Participant